UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

Curaxis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-150937	26-1919261
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4819 Emperor Blvd., Suite 400
Durham, NC 27703
(Address of principal executive offices)

(919) 313-4930
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 23, 2010, the Company amended its certificate of incorporation by filing a certificate of designation with Secretary of State of Nevada that designates a series of convertible preferred stock (the “Series A Convertible Preferred Stock”).  The following is a summary of the terms of the Series A Convertible Preferred Stock:

•	Stated Value: The stated value per share of the Series A Convertible Preferred Stock is $1000.00, subject to increase for accrued dividends.

•	Voting Rights: The holders of the Series A Convertible Preferred Stock are not entitled to vote with the Company’s common stockholders.

•
Protective Provisions:  As long as any Series A Convertible Preferred Stock is outstanding, we are prohibited from taking any of the following actions without the consent of a majority of the then outstanding Series A Convertible Preferred Stock:

o	(i) alter or change adversely the powers, preferences or rights given to the Series A Convertible Preferred Stock;

o	(ii) alter or amend the certificate of designation;

o	(iii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation or otherwise senior to or pari passu with the Series A Convertible Preferred Stock;

o	(iv) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders of the Series A Convertible Preferred Stock;

o	(v) increase the authorized or designated number of shares of Series A Convertible Preferred Stock; or

o	(vi) enter into any agreement with respect to the foregoing.

•
Dividends: The holders of the Series A Convertible Preferred Stock are entitled to cumulative dividends at the rate per share (as a percentage of the stated value per share) of 4.0% per annum. Dividends are payable (i) quarterly on March 15, June 15, September 15 and December 15 and (ii) when and to the extent shares of the Series A Convertible Preferred Stock are converted into common stock.

•
Voluntary Conversion:  A holder of Series A Convertible Preferred Stock can elect to convert its Series A Convertible Preferred Stock into shares of our common stock at any time from and after the Original Issue Date (as defined in the certificate of incorporation).  Each share of Series A Convertible Preferred Stock is convertible into that number of shares of our common stock determined by dividing the stated value of such share of Series A Convertible Preferred Stock (as increased for accrued dividends) by the conversion price.

•	Conversion Price: The conversion price is initially $0.35, subject to adjustment.

The summary of the rights, privileges and preferences of the Series A Convertible Preferred Stock described above is qualified in its entirety by reference to the certificate of designation, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
3.1
Certificate of Designation of Preferences, Rights and Limitations of the Curaxis Pharmaceutical Corporation Series A Convertible Preferred Stock, as filed with the Nevada Secretary of State on September 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAXIS PHARMACEUTICAL CORPORATION

Date: September 29, 2010	By:	/s/ Patrick S. Smith
Patrick S. Smith
Chief Executive Officer